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                        Exhibit 10ll
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       MANAGER FAMILY MEMBER STOCK PURCHASE AGREEMENT
       ----------------------------------------------


        THIS IS A MANAGER FAMILY MEMBER STOCK PURCHASE AGREEMENT, dated October 28, 1994 (the "Agreement"), between LEVI STRAUSS ASSOCIATES INC., a Delaware corporation ("LSAI") and THE JAMES FAMILY TRUST, GEORGE B. JAMES AND BEVERLY B. JAMES, TRUSTEES, U/T/A DATED SEPTEMBER 13, 1973 (THE "STOCKHOLDER").


                B  A  C  K  G  R  O  U  N  D
                ----------------------------


        The Stockholder is a trust established by a senior manager of LSAI or of one of its principal subsidiaries. It acquired shares of LSAI's Class L common stock from that manager; the manager had obtained the shares by exercising stock options granted to him by LSAI. That stock is not publicly traded, and its transfer is restricted under an agreement among LSAI and all of the holders of Class L stock. LSAI and the Stockholder believe it desirable that the Stockholder be able to sell, and LSAI be able to repurchase, these shares, on the basis described in this Agreement. Those "put" and "call" arrangements are the subjects of this Agreement.


LSAI AND THE STOCKHOLDER AGREE AS FOLLOWS:

1.  Definitions
    -----------

        These terms have these meanings:

        " Additional Call Period" means the 30-day period after the release of the next Valuation if the applicable Termination of Employment occurs more than 90 days after the release of the Valuation immediately preceding the Termination of Employment.

        "Affiliated Group" means the group of corporations consisting of LSAI and its Subsidiaries.

        "Annual Block" means a block of Option Shares equal in number to:
the greater of: (a) 25% of the number of total Option Shares on the date of this Agreement or (b) the minimum number of shares of LSAI Stock which must be sold by the Stockholder in order for the sale to be treated as an exchange, rather than as a dividend, under either Section 302(b)(2) or 302(b)(3) of the Code, determined as of the Annual Block Measurement Date and taking into account any other shares of LSAI stock owned by the Stockholder and any shares the ownership of which is attributed to the Stockholder under
Section 318 of the Code. If, by reason of sales of Option Shares by the Stockholder (under this Agreement or otherwise), the Stockholder may in the future hold a block of Option Shares smaller in number than 25% of the Option Shares on the date of this Agreement, then "Annual Block" means that number of "remaining" Option Shares, so long as the repurchase would meet the "exchange, not dividend" standard contemplated by clause (b) of this definition and Section 2.2(b) of this Agreement.

        "Annual Block Measurement Date" means the date of completion of a Transaction contemplated by Section 2 of this Agreement.

        "Annual Put Period" means the 30-day period after the release of the Year-end Valuation in any year.

        "Beneficiary" means the estate of a Trust Beneficiary holding Option Shares and, if the Stockholder or estate distributes Option Shares after the death of the Trust Beneficiary, the person or entity who holds the Option Shares after that distribution.

        "Call Notice" has the meaning given it in Section 4.7 of this Agreement.

        "Class L Agreement" means the Class L Stockholders Agreement, dated as of April 30, 1991, among LSAI and all of the holders of LSAI's Class L common stock, including the Stockholder, as it may be amended, and any replacement of or successor to that agreement.

        "Code" means the Internal Revenue Code of 1986, as amended and as it may be amended, and any successor statute.

        "Disability" has the meaning given to that term under the defined benefit pension plan of LSAI applicable to the Manager or, if no such plan is applicable, the Revised Home Office Pension Plan or any successor to that plan (the "HOPP") or, if the HOPP is terminated, under the HOPP as in effect immediately prior to its termination.

        "Estimated Pre-tax Earnings" means LSAI's estimated consolidated net income for a fiscal year (excluding the impact of extraordinary items and changes in accounting principles), as determined by LSAI's chief financial officer at a time determined by that officer before the release of the Year-end Valuation for that fiscal year. The determination of Estimated Pre-tax Earnings by that officer shall be final and binding on both LSAI and the Stockholder.

        "Fair Market Value" means, as of any date, the value of LSAI's Class E common stock as determined in the most recent valuation ("Valuation") of that stock obtained by LSAI for use in valuing shares of Class E stock for issuance under its employee investment and stock purchase plans. (Class E stock and Class L stock are considered for purposes of this Agreement to have the same value.)

        "LSAI Stock" means the Class L common stock of LSAI (including the Option Shares), the Class E common stock of LSAI and any other class of LSAI capital stock outstanding on or after the date of this Agreement and as may be affected by Section 7.2 of this Agreement.

        "Manager" means George B. James.

        "Option Shares" means all shares of LSAI's Class L common stock acquired by the Stockholder from the Manager, which shares were initially acquired by the Manager through either the exercise by the Manager of stock options granted to the Stockholder by LSAI or by purchase from LSAI as a condition to receiving those stock option grants, of which on the date of this Agreement the Stockholder has ownership, and any shares that may be acquired by the Stockholder after the date of this Agreement following exercise of outstanding stock options held by the Manager on the date of this Agreement and transfer of those newly-acquired shares to the Stockholder. "Option Shares" do not include any shares of Class L stock acquired in any other manner (for example, in connection with the formation of HHF Corp.), any Class E shares (for example, those acquired through participation by the Manager in the Employee Stock Purchase and Stock Award Plan) or any shares of Class L stock acquired in any other manner (for example, through a purchase from another holder of Class L stock.)

        "Put Notice" has the meaning given it in Section 3.5 of this Agreement.

        "Put Window Period" means the 90-day period after release of a Valuation.

        "Stockholder" means the Stockholder and, following the distribution, if any, of the Option Shares to the Trust Beneficiary, the Trust Beneficiary.

        "Subsidiary" means a corporation (other than LSAI) in an unbroken chain of corporations beginning with LSAI if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one or the other corporations in the chain.

        "Termination of Employment" means a cessation of employment (whether initiated by the Manager or by the employer or by reason of the death or Disability of the Manager) of the Manager by any member of the Affiliated Group, if the Manager is not employed immediately thereafter by another member of the Affiliated Group.

        "Transaction" means a purchase of Option Shares under Section 2, 3 or 4 of this Agreement.

        "Trust Beneficiary" means the beneficiary of the trust which is the Stockholder.

        "Valuation" is defined in the definition of Fair Market Value.

        "Valuation Date" means the release date of any Valuation.

        "Year-end Valuation" means the Valuation last released in a fiscal year, or such other Valuation as determined by LSAI in its sole discretion.

2.  Stockholder Annual Put Rights
    -----------------------------

        SUBJECT TO SECTION 6 OF THIS AGREEMENT:

        2.1 Annual Put. During the Annual Put Period in any year, the Stockholder may require LSAI to, and LSAI will be obligated to, repurchase an Annual Block.

        2.2  Limitations

             (a) LSAI and persons in addition to the Stockholder are parties to agreements creating the same "annual put rights" described in Section 2.1 in favor of those persons. LSAI will not be obligated to complete a repurchase initiated by the Stockholder under Section 2.1 of this Agreement if the aggregate purchase price for all annual put exercises in that year exceeds ten percent of Estimated Pre-tax Earnings. LSAI in its sole discretion decides whether there is such an excess. If it so decides, it may choose not to repurchase any shares of Class L stock from any person, including the Stockholder, who has exercised under these agreements these annual put rights; that is, there will be no proration, first-in-line or other allocation mechanism designed to permit partial sales.

             (b) LSAI is obligated under Section 2.1 of this Agreement to purchase Option Shares only if the Stockholder has sufficient Option Shares in order to "assemble" an Annual Block; that is, LSAI will not be obligated to complete a repurchase initiated by the Stockholder under Section 2.1 if LSAI concludes, in its sole discretion, that the repurchase will be treated as a dividend rather than an exchange described in Section 302(b)(2) or 302(b)(3) of the Code.

        2.3  Mechanics

             (a)  The Stockholder shall exercise a put right created by this
Section 2 by delivering to LSAI, during an Annual Put Period:

                  - a written notice (a "Annual Put Notice") in the form attached to this Agreement as Exhibit 2.3;

                  - the stock certificate or certificates representing the Option Shares described in the Annual Put Notice, properly endorsed for transfer by the Stockholder; and

                  - those other documents that LSAI may reasonably request.

             (b) LSAI shall review the Annual Put Notice and begin determining the Annual Block. It may seek further information about LSAI Stock owned by or attributed to the Stockholder; the Stockholder shall cooperate with LSAI in developing that information and analysis.

             (c) Within ten days after the end of the Annual Put Period, LSAI shall advise the Stockholder in writing either that:

                  - LSAI will not complete the Transaction because one or more of the conditions described in Section 2.2 is not satisfied or LSAI, on the basis described in
                         Section 6 of this Agreement, decided not to complete it; or

                  - it will complete the Transaction, stating the number of Option Shares comprising the Annual Block, it being understood that the Annual Block may comprise more than 25% of the Option Shares, and that, in that case, the Stockholder may need to deliver additional stock certificates.

If LSAI notifies the Stockholder that it will complete the Transaction and concludes that the materials submitted are in proper form, then, subject to
Section 6 of this Agreement, LSAI shall thereafter issue its check, in the amount of the purchase price, to the Stockholder, accept the Option Shares and cancel or replace the related stock certificates, and the transaction shall be considered concluded. If it questions the tender materials, it shall contact the Stockholder in writing, and thereafter it and the Stockholder shall cooperate in an effort to resolve the situation. If they cannot resolve it to LSAI's satisfaction within five days after the date of that notice, LSAI in its sole discretion will not be obligated to complete the Transaction.

             (d) The Stockholder acknowledges that the Annual Block Measurement Date is the date of completion of the Transaction, and that other transactions involving shares of LSAI Stock (including, without limitation, shares that may be attributed to the Stockholder under Section 318 of the
Code) in the period from date of the Annual Put Notice to and including the Annual Block Measurement Date, may affect the final determination of the Annual Block. The Stockholder agrees to advise LSAI of any such transactions promptly. If there is such a transaction and the Annual Block changes in amount, the Stockholder shall be bound to sell that new number of Option Shares.

        2.4 Irrevocability. The Stockholder may not withdraw her Annual Put Notice after submission; it is irrevocable.

        2.5 Purchase Price. The purchase price for the Transactions described in this Section 2 shall be the Fair Market Value of the Option Shares being tendered to LSAI, as stated in the Year-end Valuation whose release began the applicable Annual Put Period.

3.  Disability and Death Put Rights
    -------------------------------

        SUBJECT TO SECTION 6 OF THIS AGREEMENT:

        3.1 Disability. During any Put Window Period occurring at the time of, or during the five-year period after, Termination of Employment by reason of Disability of the Manager, the Stockholder may require LSAI to, and LSAI will be obligated to, repurchase all of the Option Shares then held by the Stockholder, provided that any such purchase will, as determined by LSAI in its sole discretion, be treated as an exchange, rather than as a dividend, under either Section 302(b)(2) or 302(b)(3) of the Code.

        3.2  Death

             (a) During any Put Window Period occurring at the time of, or during the five-year period after, Termination of Employment by reason of the death of the Manager, the Stockholder may require LSAI to, and LSAI will be obligated to, repurchase all of the Option Shares then held by the Stockholder, provided that any such purchase will, as determined by LSAI in its sole discretion, be treated as an exchange, rather than as a dividend, under either Section 302(b)(2) or 302(b)(3) of the Code.

             (b) If the Termination of Employment is by any other reason, and the Manager should die while the Stockholder is still holding Option Shares (that is, LSAI has not exercised its call rights under Section 4 of this Agreement and the Stockholder has not previously sold all of the Option Shares under Section 2 of the Agreement or otherwise disposed of the Option Shares), the Stockholder may require LSAI to, and LSAI will be obligated to, repurchase all of the Option Shares then held by the Stockholder, during any Put Window Period occurring at the time of, or during the five-year period after, the death of the Manager, provided that any such purchase will, as determined by LSAI in its sole discretion, be treated as an exchange, rather than as a dividend, under either Section 302(b)(2) or 302(b)(3) of the Code.

             (c) If after the death of the Manager the Trust Beneficiary should die while the Stockholder or Trust Beneficiary is still holding Option Shares, the Stockholder or the Beneficiary, as the case may be, may require LSAI to, and LSAI will be obligated to, repurchase the Option Shares so held, during any Put Window Period occurring at the time of, or during the five-year period after, the death of the Trust Beneficiary, provided that any such purchase will, as determined by LSAI in its sole discretion, be treated as an exchange, rather than as a dividend, under either Section 302(b)(2) or 302(b)(3) of the Code.

        3.3 Purchase Price. The purchase price in all of the Transactions described in this Section 3 shall be the Fair Market Value of the Option Shares being tendered to LSAI, as stated in the Valuation whose release began the Put Window Period during which the put was exercised. Examples of the application of the put rules appear in the document attached to this Agreement as Exhibit 3.3.

        3.4 No Partial Puts. The Stockholder or Beneficiary, in exercising a put right under this Section 3, must sell all of the Option Shares then owned by the Stockholder or Beneficiary. He or she cannot sell or seek to sell only a portion of those Option Shares.

        3.5  Mechanics

             (a) The Stockholder or Beneficiary shall exercise a put right created by this Section 3 by delivering to LSAI, during a Put Window Period:

                  - a written notice (a "Put Notice") in the form attached to this Agreement as Exhibit 3.5;

                  - the stock certificate or certificates representing the Option Shares described in the Put Notice, properly endorsed for transfer by the Stockholder; and

                  - those other documents that LSAI may reasonably request.

             (b) LSAI shall promptly review the Put Notice and accompanying documents. If it concludes that the tender complies with this Agreement, then, subject to Section 6 of this Agreement, LSAI shall thereafter issue its check, in the amount of the purchase price, to the Stockholder or the Beneficiary, accept the Option Shares and cancel the related stock
certificates, and the Transaction shall be considered concluded.   If it
questions the tender, it shall contact the Stockholder or Beneficiary in writing, and thereafter it and the Stockholder or Beneficiary shall cooperate in an effort to resolve the situation. If they cannot resolve it to LSAI's satisfaction within five days after the date of that notice, LSAI in its sole discretion is not obligated to complete the Transaction.

        3.6 Irrevocability. The Stockholder or Beneficiary may not withdraw a Put Notice after submission; it is irrevocable.

        3.7 Interrelationship of Sections 2 and 3. A Stockholder or Beneficiary entitled to exercise put rights under this Section 3 may exercise annual put rights under Section 2 of this Agreement and later exercise a Section 3 disability- or death-related put with respect to its, his or her remaining Option Shares.

4.  LSAI Call Rights
    ----------------

        SUBJECT TO SECTION 6 OF THIS AGREEMENT:

        4.1 Termination of Employment. For 90 days after Termination of Employment of the Manager for any reason (including, without limitation, death or Disability), and again during the first Additional Call Period, if any, occurring after the end of that 90-day period, LSAI shall be entitled to repurchase all of the Option Shares then held by the Stockholder, provided that any such purchase will, as determined by LSAI in its sole discretion, be treated as an exchange rather than as a dividend under either section 302(b)(2) or 302(b)(3) of the Code.

        4.2 Additional Disability-Related Call. For 90 days after the expiration of the five-year period described in Section 3.1 of this Agreement, and again during the first Additional Call Period, if any, occurring after the end of that 90-day period, LSAI shall be entitled to purchase all of the Option Shares then held by the Stockholder or Beneficiary, provided that any such purchase will, as determined by LSAI in its sole discretion, be treated as an exchange rather than as a dividend under either section 302(b)(2) or 302(b)(3) of the Code.

        4.3 Additional Death-Related Call. For 90 days after the expiration of any of the five-year periods described in Sections 3.2(a), (b) and (c) of this Agreement, and again during the first Additional Call Period, if any, occurring after the end of that 90-day period, LSAI shall be entitled to purchase all of the Option Shares then held by the Stockholder or the Beneficiary, provided that any such purchase will, as determined by LSAI in its sole discretion, be treated as an exchange rather than as a dividend under either section 302(b)(2) or 302(b)(3) of the Code.

        4.4 Unilateral Right. LSAI may exercise its repurchase rights under this Section 4 whether or not the Stockholder or Beneficiary wishes to sell; the Stockholder or Beneficiary will be obligated to sell upon delivery of a Call Notice. LSAI may make its decision in its sole discretion, without regard to the tax or other financial consequences to the Stockholder or Beneficiary, and without regard to decisions it makes with respect to other persons who are parties to like agreements.

        4.5 Purchase Price. The purchase price in all of the Transactions described in this Section 4 shall be the Fair Market Value of the Option Shares being repurchased by LSAI, as stated in the Valuation most recently released before the date LSAI gives the Call Notice. For example, if LSAI gives the Call Notice during an Additional Call Period, the purchase price shall be the Fair Market Value stated in the Valuation that began that Additional Call Period. Examples of the application of the put and call rules appear in the document attached to this Agreement as Exhibit 3.3.

        4.6  No Partial Calls.  LSAI, in exercising a call right under this
Section 4, must purchase all of the Option Shares then held by the Stockholder or Beneficiary. It cannot purchase or seek to purchase only a portion of those Option Shares.

        4.7  Mechanics

             (a) LSAI may exercise a call right created by this Section 4 by delivering, during any of the periods described in this Section 4, to the Stockholder or Beneficiary, a written notice (the "Call Notice") in the form attached to this Agreement as Exhibit 4.7. Within 15 business days after receiving that Call Notice, the Stockholder or Beneficiary shall deliver to LSAI the stock certificate or certificates representing the Option Shares, properly endorsed for transfer, a copy of the Call Notice signed by the Stockholder or Beneficiary in the space provided for that signature and any other documents that LSAI may reasonably request.

             (b) Upon receipt and approval of those materials, LSAI shall thereafter issue and deliver to the Stockholder or Beneficiary its check in payment of the purchase price for the Option Shares, and the transaction shall be considered concluded.

             (c) LSAI shall be free to complete the transaction even if the Stockholder or Beneficiary fails to deliver the stock certificates; in that case, the Stockholder or Beneficiary shall supply LSAI at its request with the "lost certificate" assurances contemplated by Bylaw 45 of LSAI's bylaws.

        4.8 Waiver. LSAI may waive any of the limitations on the exercise of its call rights under this section, other than those relating to the time the call rights may be exercised and the purchase price of the Option Shares.


5.  Impact on Stockholder
    ---------------------

        5.1 Class L Agreement. The Stockholder holds the Option Shares subject to the Class L Agreement. Except as contemplated by Section 5.3 of this Agreement, this Agreement does not in any way limit or otherwise affect the rights and obligations created by the Class L Agreement, including, without limitation, the restrictions on transfer of the Option Shares imposed by Section 2 of that agreement, and the Stockholder remains free to transfer the Option Shares as permitted by the Class L Agreement. Except as may be stated in that successor or replacement document, this Agreement shall not be affected by a successor to or replacement of the Class L Agreement.

        5.2  Puts Personal

             (a) Except as described in Section 5.2(b) and 5.2(c), the put rights created by this Agreement are "personal" to the Stockholder. That is, they do not "run with the Option Shares." If the Stockholder transfers the Option Shares to another person, that person will not be entitled to exercise the put rights and to sell the Option Shares under Sections 2 and 3 of this Agreement.

             (b) The Stockholder is a trust. Under its terms, it may distribute the Option Shares. If that happens and the Trust Beneficiary or Beneficiary is the distributee, that person shall be treated as the "Stockholder," and shall be entitled to the same put and other rights created by this Agreement in favor of, and shall be subject to the same limitations imposed upon, the Stockholder.

             (c) Should the Trust Beneficiary or Beneficiary acquire Option Shares in a distribution from the Stockholder and, if later as a result of a property settlement or other disposition in connection with a marital dissolution involving such a Trust Beneficiary or Beneficiary, the spouse of that person acquires Option Shares, these rules shall apply:

                  -      with respect to the annual put rights created by
                         Section 2 of this Agreement, the holder and the ex-spouse shall hold the rights as a "unit;" that is, the Option Shares, even though held by different holders, shall be treated as a single block, and the "unit" shall be in the same position as the holder was prior to the disposition. As a result, the holder and the ex-spouse must, between themselves, determine which of the unit's Option Shares, if any, will be sold in a given year. For example, assume that the holder owns 100 Option Shares prior to the dissolution, and his Annual Block is 25 Option Shares. In the dissolution, the holder transfers 50 Option Shares to his ex-spouse. It is up to the holder and the ex-spouse to agree to the "composition" of those 25 Option Shares (all his, all hers or a combination) if either wishes to exercise annual put rights in a particular year.
                         In all events, however, LSAI shall have no obligation to purchase the Option Shares unless the sale, in LSAI's sole discretion, would be treated as an exchange, rather than as a dividend, under either Section 302(b)(2) or 302(b)(3) of the Code, with respect to the seller or, if both the holder and the ex-spouse are selling, both sellers. In all cases, LSAI will accept only Annual Put Notices signed by both the holder and the ex-spouse, whether or not the ex-spouse is a seller during a particular Annual Put Period.

                  - with respect to the put rights created by Section 3 of this Agreement, the ex-spouse will have those rights but they will be tied to the employment status of the Manager. For example, the ex-spouse may put her Option Shares to LSAI after Termination of Employment by reason of Disability. The ex-spouse may exercise those rights even if the holder does not exercise his corresponding rights at the same time.

                  - with respect to the call rights created by Section 4 of this Agreement, the ex-spouse, like all transferees of the holder, will be bound by Section
                         5.3 of this Agreement.

The ex-spouse shall, in selling shares under this Agreement, be subject to all of the limitations and document delivery conditions applicable to the holder.

        5.3 Calls Attach. By entering into this Agreement, the Stockholder agrees that the call rights created by this Agreement shall bind a transferee of the Option Shares; that is, they will run with the Shares. Should the Stockholder (or, later, the Beneficiary) transfer the Shares to another person (whether before or after a Termination of Employment and including a distribution to the Trust Beneficiary), LSAI will be entitled to exercise the call rights and buy the Shares from that transferee (or his or her later transferees) under Section 4 of this Agreement. For example, if the Stockholder transfers the Shares before Termination of Employment, LSAI would be entitled to purchase the Shares from that transferee (or any later transferees) at the time of Termination of Employment or later (for example, upon the death of the Stockholder), as provided in Section 4. The Stockholder understands that the certificates representing the Shares will bear a conspicuous legend describing this right. The Stockholder further understands that he may not transfer the Shares without first providing to LSAI a document, in the form attached as Exhibit 5.3 to this Agreement, signed by the transferee and confirming the continuing effectiveness of LSAI's call rights after the transfer and the transferee's obligations to provide the documents described in Section 4.7 of this Agreement.

        5.4 Voting and Dividends. This Agreement does not affect in any way the Stockholder's right to exercise any voting or other rights attributable to ownership of the Option Shares, or to receive dividends or the like in respect of the Option Shares. (Section 7.3 of this Agreement explains that this Agreement does not restrict or affect in any way the Stockholder's ability to participate in general repurchase transactions.)

        5.5 No Right to Employment. No provision of this Agreement confers upon the Manager any right to continue in the employ of LSAI or any Subsidiary, or affects LSAI's or a Subsidiary's right to terminate the employment of the Manager at any time, with or without cause.

        5.6 No Impact on Benefits. No payments by LSAI under this Agreement shall be taken into account in determining any benefits of the Manager under any compensation, pension, retirement, savings, profit sharing, group insurance, welfare or other employee benefit plan of LSAI or any Subsidiary. The Stockholder's entry into this Agreement shall not affect in any way the Manager's rights or benefits under any of those plans.

        5.7 No Rights To Other Sales. No provision of this Agreement entitles the Stockholder to sell Option Shares back to LSAI if Termination of Employment occur for any reason other than Death or Disability; the Stockholder's only entitlement shall be the annual put rights created under
Section 2 of this Agreement. This Agreement does not speak to or affect in any way other termination situations. In addition, this Agreement does not entitle the Stockholder (or any other person) to sell shares of LSAI Stock other than the Option Shares. The references in the definition of "Annual Block" to other LSAI Stock owned and to shares of LSAI Stock to whom ownership is attributed are solely for definitional and tax purposes, and are not intended to and do not create any right in favor of any person to sell those shares to LSAI. However, ownership of LSAI Stock by others may affect the ability of the Stockholder to sell Option Shares under this Agreement.

        5.8 No Right to Special Disclosure. LSAI has no duty or obligation to disclose individually to the Stockholder, the Trust Beneficiary, the Beneficiary or the Manager, the Stockholder, the Trust Beneficiary, the Manager and any Beneficiary shall have no right to be individually advised by LSAI of, and the Stockholder, the Trust Beneficiary, the Manager and any Beneficiary have no duty or obligation to disclose to LSAI, any material information relating to LSAI, at any time prior to, at the time of, or in connection with, LSAI's repurchase of Option Shares under Sections 2, 3 or 4 of this Agreement.

        5.9 Tax-related Documentation. If necessary for purposes of qualifying a transaction under Section 3 of this Agreement as an exchange under Section 302(b)(3) of the Code, LSAI is specifically authorized (without in any way limiting its rights to request any other documentation) to require evidence satisfactory to LSAI that the agreement required by Section 302(c)(2) of the Code has been executed and filed by the Stockholder with the appropriate official of the Internal Revenue Service and that such agreement has been complied with as of the date of sale.

6.  Limitations on Repurchases
    --------------------------

        6.1 Limitations. LSAI is not obligated to complete a Transaction initiated under Sections 2, 3 or 4 of this Agreement if:

             (a) the Transaction would, as determined by LSAI in its sole discretion: (i) result in the violation of any applicable law, including, without limitation, those laws limiting LSAI's ability to repurchase its capital stock, fraudulent conveyance laws and securities laws (including Rule 10b-6 and Rule 10b-13 under the Securities Exchange Act of 1934, as amended) or (ii) violate or conflict with the provisions of the certificate of incorporation of LSAI or of any agreement or instrument to which LSAI or any member of the Affiliated Group is a party or by which it is bound, whether now or in the future, it being understood that LSAI is free to create or bind itself to any provision that limits or restricts its ability to purchase Option Shares under this Agreement;

             (b) there shall have been threatened, instituted, or pending any action or proceeding by any governmental, regulatory, or administrative agency or authority or tribunal, domestic or foreign, or by any other person, domestic or foreign, before any court or governmental, regulatory, or administrative authority or agency or tribunal, domestic or foreign, which challenges or seeks to make illegal, or to delay or otherwise directly or indirectly to restrain, prohibit, or otherwise affect the Transaction, the acquisition of Option Shares in a Transaction, or otherwise relates in any manner to the Transaction or this Agreement; or in LSAI's sole discretion, and irrespective of whether it is directed at or affects the Transaction as such, could materially affect LSAI's business, financial condition, income, operations, or prospects or otherwise materially impair in any way the contemplated future conduct of LSAI's business;

             (c) there shall have been any action threatened, pending, or taken, or any approval withheld, or any statute, rule, regulation, judgment, order, or injunction threatened, invoked, proposed, sought, promulgated, enacted, entered, amended, enforced, or considered to apply to the Transaction, this Agreement or to LSAI, by any court or any government or governmental, regulatory, or administrative agency or authority or tribunal, domestic or foreign, which, in LSAI's sole discretion, would or might directly or indirectly result in any of the consequences referred to in this
Section 6.1;

             (d) there shall have occurred or be continuing since the applicable Valuation Date: (i) the declaration of any banking moratorium or suspension of payments in respect of banks in the United States (whether or not mandatory); (ii) any general suspension of trading in, or limitation on prices for, securities on any United States national securities exchange or in the over-the-counter market; (iii) the commencement of a war, armed hostilities, or any other national or international crisis directly or indirectly involving the United States; (iv) any limitation (whether or not mandatory) by any governmental, regulatory, or administrative agency or authority on, or any event which, in LSAI's sole discretion, might affect, the extension of credit by banks or other lending institutions in the United States; (v) any change in the general political, market, economic, or financial conditions in the United States or abroad that could have a material adverse effect on the business, condition (financial or otherwise), income, operations, or prospects of LSAI; (vi) a decline in either the Dow Jones Industrial Average or the Standard and Poor's Index of 500 Industrial Companies by an amount in excess of 10% measured from the Valuation Date of the Valuation to be used in determining the purchase price in the Transaction to the date of issuance of the Annual Put Notice, Put Notice or Call Notice, as the case may be;

             (e) any change shall have occurred or been threatened in the business, condition (financial or otherwise), income, operations, stock ownership, or prospects of LSAI, which is or may be material to LSAI, as determined by LSAI in its sole discretion;

             (f) a tender or exchange offer for any or all of the shares of Class L stock, or any merger, business combination, or other similar transaction with or involving LSAI, shall have been proposed, announced, or made by any person;

             (g) the Stockholder fails to deliver the documents contemplated by Sections 2.3(e), 3.5(a), 4.7 or 5.9, as the case may be, of this Agreement, or fails to cooperate with LSAI as contemplated by Section 2.3(c) of this Agreement; or

             (h) LSAI concludes, in its sole discretion, that the Transaction will be treated as a dividend, rather than as an exchange, under
Section 302(b)(2) or 302(b)(3) of the Code.

        6.2 LSAI's Decision. LSAI in its sole discretion decides whether any of the events or circumstances described in Section 6.1 have occurred or are occurring. If it so concludes, then, in its sole discretion, it may reject a pending or later-issued Annual Put Notice or Put Notice or revoke a pending Call Notice, as the case may be. These rules are for LSAI's sole benefit. It may assert them regardless of the circumstances giving rise to the event (including its own action or inaction), or it may ignore them and proceed with the Transaction. In addition, it may assert or ignore them with respect to a Transaction regardless of whether it makes the same decision with respect to transactions (contemporaneous or not) involving other persons who are parties to like agreements.

        6.3 Consequences. LSAI exercise of its rights under this Section 6 shall have these consequences:

             - If LSAI has rejected a Put Notice and the Stockholder or Beneficiary otherwise would have no further opportunities to exercise that put right (for example, if the Stockholder attempted to exercise the put immediately before the end of the five-year period following Termination of Employment by reason of Disability), then the Stockholder or Beneficiary (again subject to this Section 6, including this Section 6.3) shall be entitled to exercise the put during the next Put Window Period. If the Stockholder does not exercise the put at that time, then it shall expire, and the Stockholder's or Beneficiary's only entitlement shall be the annual put rights created under Section 2 of this Agreement.

             - If LSAI has rejected an Annual Put Notice or Put Notice and the Stockholder or Beneficiary would otherwise have later opportunities to exercise that put, then the rejection shall have no special impact.

             - If LSAI has revoked a Call Notice and LSAI otherwise would no have further opportunities to exercise that call right, then LSAI (again subject to this Section 6, including this Section 6.3) shall be entitled to exercise the call during the 30-day period following the next Valuation Date.

             - If LSAI has revoked a Call Notice and LSAI would otherwise have later opportunities to exercise the call, then the revocation shall have no special impact.

7.  Capital Structure Transactions
    ------------------------------

        7.1 No Limit on LSAI. No provision of this Agreement limits the right or ability of LSAI or any Subsidiary at any time to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup or otherwise reorganize, or to repurchase or offer to repurchase, by tender offer, application of an estate tax repurchase policy or otherwise, shares of LSAI Stock held by the Stockholder or by other persons. That is so regardless of the impact of such a transaction on: (i) "capital" or "surplus" under the Delaware General Corporation Law; (ii) funds available for repurchases; (iii) the determination of the Annual Block; or (iv) any other relevant matter. The Stockholder understands that, as provided by the federal securities laws and as contemplated by Section 6.1 of this Agreement, LSAI cannot purchase, and is not obligated to purchase, Option Shares under this Agreement, during the period beginning at the time a tender offer or exchange offer by LSAI for LSAI Stock is publicly announced or otherwise made known to the holders of LSAI Stock and ending at the time shares tendered in response to that offer may be accepted or rejected by LSAI. As a result, put rights are effectively not exercisable during such a period, even if an Annual Put Period or Put Window Period occurs during that period. Section
6.3 explains the consequences of such a development.

        7.2 Adjustment. If the Option Shares are changed by reason of a stock split, stock dividend or recapitalization, or if they are converted into or exchanged for other securities as a result of a merger, consolidation or like transaction, this Agreement shall remain applicable to the Option Shares or the new securities, as the case may be, and in the manner determined by LSAI in its sole discretion.

        7.3 No Effect on Right to Participate. No provision of this Agreement limits or otherwise affects the right of the Stockholder to participate, as a holder of Class L stock, in any tender offer, recapitalization, exchange offer or other capital stock transaction initiated by LSAI or by a third party.

        7.4 Impact of Public Trading. This Agreement shall terminate if and at the time the Class L stock, or any security (issued by LSAI or a third party) into which the Class L may be converted, is or becomes listed for trading on a national stock exchange or national market system, including, without limitation, the NASDAQ National Market System.

8.  No Advice
    ---------

        By signing below, the Stockholder is confirming that LSAI has made no warranties or representations to the Stockholder about the tax, financial or legal consequences of any of the transactions contemplated by this Agreement, and that the Stockholder is not in any manner relying on LSAI for advice about, or an assessment of, those consequences.

9.  Unfunded Status
    ---------------

        LSAI's obligations under this Agreement are not "funded." LSAI has no obligation to set aside or segregate any funds or other assets in order to meet those obligations. Neither LSAI nor any of its directors, officers or agents shall be considered a trustee of any monies that may be payable under this Agreement. LSAI's obligations are solely contractual in nature, and are not secured by, and should not be considered secured by, any lien or encumbrance on any property of LSAI or of any other member of the Affiliated Group.

10. Entire Agreement; Amendment
    ---------------------------

        This Agreement and its exhibits contain all of the terms and conditions agreed upon by LSAI and the Stockholder relating to its subject matter, represent the final, complete and exclusive statement of LSAI and the Stockholder, and supersede any and all prior or contemporaneous agreements, negotiations, correspondence, understandings and communications between LSAI and the Stockholder, whether oral or written. This Agreement may be amended only as stated in and by a writing signed by LSAI and the Stockholder which refers specifically to this Agreement and states that it is amending this Agreement.

11. Binding Effect; Assignment
    --------------------------

        This Agreement shall be binding upon the successors and permitted assigns of LSAI and the Stockholder. (Section 5.3 explains the impact of this Agreement on transferees of the Option Shares.) LSAI may, without obtaining the consent of the Stockholder, freely assign its rights and delegate its duties (either directly or by operation of law) under this Agreement to: (i) any affiliate of LSAI (including, without limitation, Levi Strauss & Co. ("LS&CO.") or any subsidiary of LS&CO. or LSAI, whether in existence now or formed in the future); (ii) any successor to LSAI by merger or consolidation; or (iii) any purchaser of all or substantially all of the assets of LSAI or of LS&CO. The Stockholder may not assign its rights or delegate its duties without the express, prior written consent of LSAI.

12. Governing Law
    -------------

        This Agreement shall be governed by and construed in accordance with the laws of the state of California.

13. Further Assurances
    ------------------

        LSAI and the Stockholder shall sign those other documents and take those other actions as the other may reasonably request in order to effect the transactions contemplated by this Agreement.

14. Notices
    -------

        Any notice under this Agreement (including, without limitation, Annual Put Notices, Put Notices, Call Notices and notices of Valuations) shall be given by mail or by courier delivery or facsimile transmission addressed to:

                  If to LSAI:

                  Levi Strauss Associates Inc.
                  Levi's Plaza
                  1155 Battery Street/LS-7
                  San Francisco, CA  94111
                  Attn.: Corporate Secretary
                  Facsimile: 415/544-7650

                  If to the Stockholder:

                  James Family Trust
                   c/o George B. James
                  Levi Strauss & Co.
                  Levi's Plaza
                  1155 Battery Street
                  San Francisco, CA  94111

Those addresses may be changed by delivery of a notice to that effect to the other party. Notices given in the manner contemplated by this Section 14 shall be considered "given" two business days after deposit in the mail or the first business day after the date of delivery to a courier or facsimile transmission, as the case may be.

15. Release
    -------

        This Agreement contains several references to "release(s)" of valuations. "Release" here means the date LSAI sends notice to the Stockholder of a Valuation; LSAI shall send to the Stockholder such a notice within three days after receipt by LSAI of a Valuation from the banking firm making that Valuation.

16. Multiple Beneficiaries
    ----------------------

        If there is more than one Trust Beneficiary or Beneficiary, each such person shall have the rights and obligations of a "Trust Beneficiary" or "Beneficiary," as the case may be, under this Agreement with respect to his or her Option Shares, and shall be treated for all purposes as an independent contracting party.

17. Days
    ----

        References to "days" in this Agreement (for example, in the definition of "Additional Call Period" and in Section 2.3) means calendar, not business, days.

18. Counterparts
    ------------

        This Agreement may be signed in any number of counterparts.


                         *  *  *  *


        IN WITNESS WHEREOF, LSAI and the Stockholder signed and delivered this Agreement on, and it became effective on, the date appearing in the first paragraph of this Agreement.

                                    LEVI STRAUSS ASSOCIATES INC.

                                    --------------------------------------
                                    Name:   George B. James
                                    Title:  Senior Vice President and
                                            Chief Financial Officer



                                    STOCKHOLDER

                                    THE JAMES FAMILY TRUST, GEORGE B. JAMES
                                    AND BEVERLY B. JAMES, TRUSTEES,
                                    U/T/A DATED SEPTEMBER 13, 1973


                                    --------------------------------------
                                    GEORGE B. JAMES, TRUSTEE


                                    --------------------------------------
                                    BEVERLY B. JAMES, TRUSTEE